UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2012

REMEC LIQUIDATING TRUST

(Exact name of registrant as specified in its charter)

California	1-16541	27-6929969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10636 Scripps Summit Court, Suite 143 San Diego, CA 92131

(Address of principal executive offices, with zip code)

(858) 259-4265

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Final Distribution to Beneficiaries: Effective September 14, 2012, Richard A. Sackett, Trustee of the REMEC Liquidating Trust (the “Trust”), declared a liquidating cash distribution of $0.0964 per Beneficial Trust Unit to beneficiaries of record on September 21, 2012. The payment date is expected to be October 1, 2012. This distribution will be the final distribution made to the beneficiaries of the REMEC Liquidating Trust. Beneficial Trust Units, which formerly were shares of REMEC, Inc., are identified by either Depository Trust Company Escrow No. 759ESC890, or the REMEC, Inc. common stock CUSIP No. 759543200.

Termination of Trust: The Trustee also announced that in accordance with the Liquidating Trust Agreement (“Agreement”) entered into between Richard A. Sackett, as Trustee and REMEC, Inc. for the creation and operation of the REMEC Liquidating Trust, that following completion of the cash liquidating distribution to Beneficiaries, the Trustee intends to pay all remaining liabilities, costs and expenses of the Trust, and terminate the Trust effective on November 30, 2012.

Upon termination of the Trust, the Trustee further intends to provide additional information to the Beneficiaries, including the closing financial statements of the Trust, Grantor Statement and such other information and documents as required by the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMEC LIQUIDATING TRUST

Date: September 19, 2012	By:	/s/ Richard A. Sackett
Richard A. Sackett, Trustee